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                                                                   EXHIBIT 10.12

                                 AMENDMENT NO. 1
                                    TO LEASE

        THIS AMENDMENT NO. 1 is made and entered into this 28th day of May, 1997, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR'S TRUST) (previously known as the "John Arrillaga Separate Property Trust") as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and VERITAS SOFTWARE CORPORATION, a California corporation, as TENANT.

RECITALS

         A. WHEREAS, by Lease Agreement dated September 2, 1994 Landlord leased to Tenant approximately 58,958 (plus or minus) square feet of that certain 74,515 (plus or minus) square foot building located at 1600 Plymouth Street, Suite 101, Mountain View, California, the details of which are more particularly set forth in said September 2, 1994 Lease Agreement, and

        B. WHEREAS, said Lease was amended by the Commencement Letter dated January 24, 1995 which changed the Commencement Date of the Lease from November 1, 1994 to January 23, 1995, and changed the Termination Date from October 31, 2001 to January 31, 2002, and

        C. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) increasing the square footage of the Leased Premises by 7,011 square feet effective October 21, 1997, subject to the terms and conditions herein, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly,
(iii) increasing the Security Deposit required under the Lease, (iv) increasing Tenant's non-exclusive parking spaces, (v) amending the Management Fee charged to Tenant, (vi) amending Lease Paragraph 16 ("Assignment and Subletting"), (vii) replacing Lease Paragraph 36 ("Limitation of Liability"), and (viii) adding a paragraph ("Authority to Execute") to said Lease Agreement as hereinafter set forth.

AGREEMENT

        NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

1. INCREASED PREMISES: Subject to the terms and conditions of this Amendment No. 1, effective October 21, 1997, the size of the Leased Premises will be increased by 7,011 (plus or minus) square feet, or from 58,958 (plus or minus) square feet to 65,969 (plus or minus) square feet of space. Total said Premises are more particularly shown within the area outlined in Red on Exhibit A. The entire parcel, of which the Leased Premises is a part, is shown within the area outlined in Green on Exhibit A. The additional 7,011 (plus or minus) square feet of space is leased on an "as-is" basis, in its present

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condition and configuration, as set forth in Blue on Exhibit B attached hereto, with the entire interior leased Premises shown in Red on Exhibit B.

2. AMENDMENT SUBJECT TO LANDLORD'S OBTAINING TERMINATION AGREEMENT WITH CURRENT TENANT FOR CURRENT TENNANT'S SPACE: This Amendment is subject to Landlord obtaining from Ariba Technologies, Inc. ("Ariba"), the current tenant occupying the Premises leased hereunder, a Termination Agreement satisfactory to Landlord on or before October 20, 1997. In the event Landlord is unable to obtain said satisfactory Agreement on or before October 20, 1997, and/or in the event Ariba fails to timely vacate the Premises and surrender same to Landlord free and clear of its occupancy, this Amendment shall, at Landlord's option: a) be rescinded, or b) the Commencement Date of the Increased Premises hereof shall be modified to reflect the date Landlord so obtains said satisfactory Termination Agreement and receives possession of the Increased Premises free and clear of Ariba's occupancy; provided, however, that said period of delay caused by Ariba shall not extend beyond December 19, 1997. In the event Landlord cannot deliver said Increased Premises by December 19, 1997 (subject only to delays as set forth in Lease Paragraph 3 ("Possession")), this Amendment No. 1 shall be automatically rescinded.

        Notwithstanding the above, in the event Ariba vacates the Increased Premises prior to October 20, 1997, the Commencement Date of the Increased Premises hereof shall be modified to reflect the date immediately following the date Ariba vacates the Premises and surrenders the same to Landlord free and clear of its occupancy.

3. BASIC RENT SCHEDULE: The Basic Rent schedule, as shown in Paragraph 4(A) of the Lease Agreement, shall be amended as follows:

On October 1, 1997, the sum of ONE HUNDRED THIRTEEN THOUSAND THREE HUNDRED THIRTY TWO AND 83/100 DOLLARS ($113,332.83) shall be due, representing the prorated Basic Rent due for the period of October 1, 1997 through October 31, 1997.

On November 1, 1997, the sum of ONE HUNDRED TWENTY SIX THOUSAND FOUR HUNDRED THIRTY NINE AND 08/100 DOLLARS ($126,439.08) shall be due, and a like sum due on the first day of each month thereafter, through and including January 1, 1998.

On February 1, 1998, the sum of ONE HUNDRED TWENTY NINE THOUSAND THREE HUNDRED EIGHTY SIX AND 98/100 DOLLARS ($129,386.98) shall be due, and a like sum due on the first day of each month thereafter, through and including October 1, 1998.

On November 1, 1998, the sum of ONE HUNDRED TWENTY NINE THOUSAND SEVEN HUNDRED THIRTY SEVEN AND 53/100 DOLLARS ($129,737.53) shall be due, and a like sum due on the first day of each month thereafter, through and including January 1, 1999.

On February 1, 1999, the sum of ONE HUNDRED THIRTY TWO THOUSAND SIX HUNDRED EIGHTY FIVE AND 43/100 DOLLARS ($132,685.43) shall be due, and a like sum due on the first day of each month thereafter, through and including October 1, 1999.

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On November 1, 1999, the sum of ONE HUNDRED THIRTY THREE THOUSAND THIRTY FIVE
AND 98/100 DOLLARS ($133,035.98) shall be due, and a like sum due on the first day of each month thereafter, through and including January 1, 2000.

On February 1, 2000, the sum of ONE HUNDRED THIRTY FIVE THOUSAND NINE HUNDRED EIGHTY THREE AND 88/100 DOLLARS ($135,983.88) shall be due, and a like sum due on the first day of each month thereafter, through and including October 1, 2000.

On November 1, 2000, the sum of ONE HUNDRED THIRTY SIX THOUSAND THREE HUNDRED THIRTY FOUR AND 43/100 DOLLARS ($136,334.43) shall be due, and a like sum due on the first day of each month thereafter, through and including January 1, 2001.

On February 1, 2001, the sum of ONE HUNDRED THIRTY EIGHT THOUSAND SIX HUNDRED NINETY TWO AND 75/100 DOLLARS ($138,692.75) shall be due, and a like sum due on the first day of each month thereafter, through and including October 1, 2001.

On November 1, 2001, the sum of ONE HUNDRED THIRTY NINE THOUSAND FORTY THREE AND 30/100 DOLLARS ($139,043.30) shall be due, and a like sum due on the first day of each month thereafter, through and including January 1, 2002.

As a result of the increase in square feet leased, the Aggregate Rental shall be increased by $1,072,703.31, or from $7,973,943.49 to $9,046,646.80.

4. INCREASED PARKING: Tenant's nonexclusive parking spaces shall be increased by 28 spaces or from 216 spaces to 244 spaces. In addition, Tenant shall retain its 4 exclusive parking spaces.

5. SECURITY DEPOSIT: Tenant's Security Deposit shall be increased by $43,433.76, or from $234,652.84 to $278,086.60, payable upon Tenant's execution of this Amendment No. 1.

6. MANAGEMENT FEE: Beginning October 21, 1997, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee ("Management Fee") equal to three percent (3%) of the Basic Rent due for each month throughout the remaining Lease Term. Tenant shall remain liable for the five percent (5%) management fee previously charged against Additional Rent through October 20, 1997.

7. ASSIGNMENT AND SUBLETTING: Lease Paragraph 16 ("Assignment and Subletting") shall be amended to include the following language:

        "Any and all sublease agreement(s) between Tenant and any and all subtenant(s) (which agreements must be consented to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:

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               "If Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, "Claims"), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor."

               The term of this Sublease is therefore subject to early termination. Subtenant's initials here below evidence (a) Subtenant's consideration of and agreement to this early termination provision, (b) Subtenant's acknowledgement that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant's agreement to the general waiver and release of Claims above.

               Initials:___________         Initials: ___________"
                         Subtenant                      Tenant

8. LIMITATION OF LIABILITY: Lease Paragraph 36 ("Limitation of Liability") shall be deleted and replaced in its entirety by the following:

"36. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(i) the sole and exclusive remedy shall be against Landlord's interest in the Premises leased herein;

(ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

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(iv)    no partner of Landlord shall be required to answer or otherwise plead to any service of process:

(v)     no judgment will be taken against any partner of Landlord:

(vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

(vii) no writ of execution will ever be levied against the assets of any partner of Landlord;

(viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

        Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law."

9. AUTHORITY TO EXECUTE. The parties executing this Agreement hereby warrant and represent that they are properly authorized to execute this Agreement and bind the parties on behalf of whom they execute this Agreement and to all of the terms, covenants and conditions of this Agreement as they relate to the respective parties hereto.

        EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said September 2, 1994 Lease Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.


LANDLORD:                                TENANT:

JOHN ARRILLAGA SURVIVOR'S TRUST          VERITAS SOFTWARE CORPORATION
                                         a California corporation

By /s/ John Arrillaga                    By /s/ Jay A. Jones
   --------------------------------         ------------------------------------
   John Arrillaga, Trustee                  Jay A. Jones

Date:  10/21/97                          Title:  VP, General Counsel, Secretary
       ----------------------------              -------------------------------

RICHARD T. PEERY SEPARATE
PROPERTY TRUST

By  /s/ Richard Peery                    Date:  9/17/97
    -------------------------------             --------------------------------
    Richard T. Peery, Trustee

Date:  10/22/97
       ----------------------------